                                                                   Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Non-Employee Directors Stock Option Plan of Papa John's International, Inc. of our report dated February 26, 1999, with respect to the consolidated financial statements of Papa John's International, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 27, 1998, filed with the Securities and Exchange Commission.





                                      Ernst & Young LLP



Louisville, Kentucky
August 6, 1999